EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact:	Alan Eskow
Executive Vice President and Chief Financial Officer 973-305-4003

Valley National Bancorp Reports

Net Income and EPS for Third Quarter

WAYNE, NJ –October 16, 2003 — Valley National Bancorp (NYSE:VLY) today reported net income of $0.42 per diluted share or $39.3 million for the third quarter ended September 30, 2003, compared to $0.40 per diluted share or $39.0 million for the third quarter of 2002. All data reflects the 5 percent stock dividend that was issued May 16, 2003.

Net income for the nine months ended September 30, 2003 was $1.22 per diluted share or $115.0 million compared to $1.18 per diluted share or $117.5 million for the nine months ended September 30, 2002. The effective tax rate for the third quarter and nine months of 2003 was 34.2 percent and 34.1 percent, respectively, compared to 30.1 percent and 29.2 percent for the same periods in 2002, when Valley had recorded a $1.75 million and $7.0 million tax benefit associated with the restructuring of a subsidiary into a REIT.

Under Valley’s share repurchase program approved by the Board of Directors in August 2001, a total of 10.2 million of the 10.5 million common shares authorized for repurchase had been acquired through the close of the 2003 third quarter at a total cost of $250 million, funds that would otherwise have been invested and contributed to a higher net interest income, net interest margin and net income. During the first nine months of 2003, Valley repurchased 1.4 million common shares at a total cost of $35.4 million.

Net interest income for the third quarter of 2003 was $81.7 million with a net interest margin on a tax equivalent basis of 3.76 percent. That compares with net interest income of $92.8 million for the second quarter of 2003 with a net interest margin of 4.34 percent. Included in net interest income and in the net interest margin during the third quarter is $3.9 million of interest cost associated with the $200 million of trust preferred capital securities issued in November 2001. This amount was recorded as non-interest expense in prior periods, but is now required to be shown during this and future quarters as interest expense as a result of a recent FASB pronouncement. Also, during the third quarter, Valley prepaid approximately $76 million of higher cost Federal Home Loan Bank borrowings resulting in a $3.6 million prepayment penalty which decreased net interest income and the net interest margin. Valley took advantage of the low interest rates available for borrowing and secured, on average, five year funding and also converted approximately $224 million of short-term borrowings to longer-term borrowings all at an average rate of 2.82 percent. In addition, Valley raised over $100 million of 5 year certificates of deposit through its branch network. Lastly, Valley did not receive its quarterly anticipated dividend from the Federal Home Loan Bank of New York of $492 thousand. Net interest income declined during the third quarter of 2003 mainly as a result of record low interest rates, resulting in heavy prepayment

Valley National Bancorp (NYSE: VLY)

2003 3rd Quarter Earnings

October 16, 2003

and reinvestment activity on investments. The refinancing activity of most loan types as well as new loans at low interest rates also affected net interest income. Deposit and borrowing rates also declined, but by less than the rates on loans and investments.

Gerald H. Lipkin, Valley’s Chairman, President and CEO stated, “We are pleased with the results we achieved under difficult economic conditions in the first nine months of 2003. The third quarter saw Valley prepare and manage for its future profitability by accepting short-term penalties to lock in longer-term borrowings with relatively low funding costs.* This negatively affected our net interest income and net interest margin in the short run, however we operate the bank for the long-term and believe we have properly positioned ourselves should rates rise in 2004 and thereafter.* Despite a soft economy, record low interest rates, and an increased effective tax rate, we continued to grow the company while maintaining Valley’s strong asset quality.”

For the third quarter of 2003, Valley achieved an annualized return on average shareholders’ equity (ROE) of 24.71 percent, an annualized return on average assets (ROA) of 1.66 percent and an efficiency ratio of 47.1 percent. The efficiency ratio is calculated by dividing total non-interest expense by the sum of net interest income and non-interest income. These ratios place Valley among the nation’s best performing banks.

Total loans increased to $6.2 billion at September 30, 2003 from $5.6 billion at September 30, 2002 or 9.5 percent and were up from $6.1 billion at June 30, 2003. For the nine months ended September 30, 2003, Valley achieved strong increases in residential, commercial and auto loans. During the first nine months of 2003, Valley also sold approximately $417 million of residential and SBA loans. It is expected, based on the recent increase in interest rates, that the level of residential loan activity and loan sale gains will be greatly reduced during the fourth quarter of 2003 as compared to the third quarter of 2003.*

Investment securities saw record prepayments during the quarter resulting in lower levels of interest income. In an effort to minimize the impact on capital should interest rates rise, Valley classified approximately $555 million of securities which were purchased during the quarter as held to maturity.*

Total deposits increased by 8.3 percent to $7.2 billion at September 30, 2003 from $6.6 billion at September 30, 2002. Non-interest bearing deposits increased by 11.6 percent over the September 30, 2002 balances to $1.6 billion, and savings deposits increased by 12.9 percent to $3.2 billion. These are Valley’s lowest cost core deposits and the most desirable type of deposits Valley attempts to attract. Valley’s cost of average total deposits for the first nine months of 2003 was 1.05 percent, down from 1.64 percent for the first nine months of 2002, reflecting lower interest rates.

Net charge-offs were $5.0 million for the first nine months of 2003. Total non-performing assets, which include non-accrual loans and other real estate owned (“OREO”), totaled $19.8 million, or 0.32 percent of loans and OREO, at September 30, 2003, down from $24.1 million at June 30, 2003.

Loans past due 90 days or more and still accruing at September 30, 2003 were $5.0 million, or 0.08 percent of $6.2 billion of total loans, compared to $3.0 million at June 30, 2003 and $4.9 million at December 31, 2002. Total loans past due in excess of 30 days were 0.73 percent of all loans at

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Valley National Bancorp (NYSE: VLY)

2003 3rd Quarter Earnings

October 16, 2003

September 30, 2003 compared with 0.75 percent at June 30, 2003 and 1.20 percent at December 31, 2002.

Non-interest income for the third quarter of 2003 was $33.3 million, up 60.6 percent from $20.8 million for the third quarter of 2002, amounting to 29.0 percent of the total of net interest income and non-interest income. The increase was heavily influenced by income from Masters Coverage Corp. (an all-line insurance agency), NIA/Lawyers Title Agency, LLC, both acquired during the second half of 2002 and Glen Rauch Securities, Inc., acquired January 1, 2003. Gains from the sale of loans increased by $5.2 million due to heavy volume of residential lending activity while gains from the sale of securities increased by $4.0 million.

Non-interest expense for the third quarter of 2003 rose by 2.6 percent to $54.1 million from the 2002 third quarter. This increase was largely due to increased salary expense for the recently acquired subsidiaries, business expansion including new and refurbished branches, and higher expenses and depreciation charges in connection with recent investments in technology systems.

Valley’s risk-based capital ratios were 11.17 percent for Tier 1 capital, 12.14 percent for total capital and 8.28 percent for Tier 1 leverage.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, currently operates 129 offices located in 83 communities serving 11 counties throughout northern New Jersey and Manhattan.

* * * * * * * * * * * * * * * * * * * * * * * *

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by an “asterisk” (*) or such forward-looking terminology as “expect,” “believe”, “view,” “opportunity,” “allow,” “continues,” “reflects,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, among others, the following: unanticipated changes in the direction of interest rates, effective income tax rates, loan prepayment assumptions, levels of loan quality and origination volume, relationships with major customers, as well as the effects of economic conditions and legal and regulatory barriers and the development of new tax strategies or the disallowance of prior tax strategies. Valley assumes no obligation for updating any such forward-looking statement at any time.

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-Tables to Follow-

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Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended September 30,			Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2003		2002	2003	2002
SELECTED FINANCIAL DATA:
Net income	$39,336		$38,956	$115,046	$117,452
Net interest income	81,699	(1)	91,035	267,611	270,261
Net interest income (FTE)	83,227	(1)	92,468	272,192	274,576
Weighted Average Number of Shares Outstanding: (2)
Diluted	94,300,246		97,925,304	94,538,898	99,144,575
Per share data: (2)
Basic earnings	$0.42		$0.40	$1.22	$1.19
Diluted earnings	0.42		0.40	1.22	1.18
Cash dividends declared	0.225		0.21	0.66	0.63
Book value	6.80		6.77	6.80	6.77
Closing stock price—high	29.01		27.24	29.01	27.56
Closing stock price—low	27.03		23.43	22.86	23.43
FINANCIAL RATIOS:
Net interest margin—FTE	3.76	% (1)	4.53%	4.18%	4.55%
Annualized return on average assets	1.66		1.79	1.65	1.83
Annualized return on average equity	24.71		23.59	24.35	23.65
Efficiency ratio	47.06		47.17	48.77	46.32

SELECTED BALANCE SHEET ITEMS AND RATIOS
	Three Months Ended September 30,			Nine Months Ended September 30,
(Dollars in thousands)	2003		2002	2003	2002
AVERAGE BALANCE SHEET ITEMS:
Assets	$9,500,148		$8,707,191	$9,297,631	$8,553,531
Interest earning assets	8,858,001		8,165,664	8,679,456	8,053,816
Loans	6,150,373		5,551,898	6,020,380	5,421,635
Interest bearing liabilities	7,178,759		6,328,772	6,912,685	6,206,367
Deposits	7,066,275		6,591,955	6,856,260	6,491,752
Shareholders’ equity	636,666		660,461	630,027	662,290
ALLOWANCE FOR LOAN LOSSES:
Beginning of period	$67,477		$64,299	$64,087	$63,803
Provision for loan losses	1,085		3,299	6,095	10,978
Charge-offs	4,611		2,982	8,921	12,962
Recoveries	1,187		1,573	3,877	4,370
End of period	65,138		66,189	65,138	66,189

(1)	In accordance with FASB No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, interest costs for mandatorily redeemable preferred capital securities must be classified as interest expense beginning with the third quarter of 2003.

(2)	Weighted average number of shares outstanding and per share data reflect the 5 percent stock dividend issued on May 16, 2003.

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	As of September 30,
(Dollars in thousands)	2003	2002
BALANCE SHEET ITEMS:
Assets	$9,735,580	$9,021,817
Loans	6,155,223	5,620,820
Deposits	7,169,571	6,618,733
Shareholders’equity	638,104	653,231
CAPITAL RATIOS:
Tier 1 leverage ratio	8.28%	9.15%
Risk-based capital—Tier 1	11.17	12.24
Risk-based capital—Total Capital	12.14	13.26
ASSET QUALITY:
Non-accrual loans	$19,630	$19,647
Other real estate owned (OREO)	211	0
Total non-performing assets	19,841	19,647
Loans past due 90 days or more and still accruing	5,026	5,146
ASSET QUALITY RATIOS:
Non-performing assets to total loans plus other real estate owned (OREO)	0.32%	0.35%
Allowance for loan losses to loans	1.06	1.18
Net charge-offs to average loans	0.11	0.21

SHAREHOLDER RELATIONS

Requests for copies of reports providing more detailed financial statements and analysis, as well as all other inquiries regarding Shareholder Relations should be directed to Dianne Grenz at Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470, by telephone at (973) 305-3380, by fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

VALLEY NATIONAL BANCORP

Consolidated Statements of Financial Condition

($ in thousands)

	September 30,
	2003	2002
Assets
Cash and due from banks	$244,732	$218,628
Federal funds sold	0	155,000
Securities:
Available for sale	1,666,712	2,158,928
Held to maturity	1,249,983	516,130
Trading account	2,976	0

Total securities	2,919,671	2,675,058

Loans held for sale	37,817	51,745
Loans	6,117,406	5,569,075
Less: Allowance for loan losses	(65,138)	(66,189)

Loans, net	6,052,268	5,502,886

Premises and equipment, net	123,811	106,680
Due from customers on acceptances outstanding	15,099	17,906
Accrued interest receivable	43,608	43,068
Intangible assets	54,577	36,765
Bank owned life insurance	162,820	157,183
Other assets	81,177	56,898

Total assets	$9,735,580	$9,021,817

Liabilities
Deposits:
Non-interest bearing	$1,625,873	$1,457,090
Interest bearing:
Savings	3,176,736	2,813,126
Time	2,366,962	2,348,517

Total deposits	7,169,571	6,618,733

Federal funds purchased and securities sold under agreements to repurchase	286,148	152,507
Treasury tax and loan account and other short-term borrowings	29,487	57,112
Long-term debt	1,299,292	1,219,664
Mandatorily redeemable preferred capital securities (1)	200,000	0
Bank acceptances outstanding	15,099	17,906
Accrued expenses and other liabilities	97,879	102,664

Total liabilities	9,097,476	8,168,586

Company—obligated mandatorily redeemable preferred	0	200,000
capital securities of a subsidiary trust holding solely junior subordinated debentures of the Company (1)
Shareholders’ Equity
Preferred stock, no par value 30,000,000 shares authorized; none issued	0	0
Common stock, no par value, authorized 149,564,245 shares; issued 94,207,954 shares in 2003 and 99,013,226 shares in 2002	33,326	33,352
Surplus	318,919	319,315
Retained earnings	271,508	322,719
Unallocated common stock held by the employee benefit plan	(305)	(477)
Accumulated other comprehensive gain	24,586	41,332

	648,034	716,241
Treasury stock, at cost (376,454 common shares in 2003 and 2,471,764 in 2002)	(9,930)	(63,010)

Total shareholders’ equity	638,104	653,231

Total liabilities and shareholders’ equity	$9,735,580	$9,021,817

Note: (1)	In accordance with FASB No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, mandatorily redeemable preferred capital securities must be classified as liabilities beginning with the third quarter of 2003.

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended September 30,
	2003	2002
Interest Income
Interest and fees on loans	$90,527	$93,407
Interest and dividends on investment securities	30,094	37,538
Interest on federal funds sold and other short-term investments	219	308

Total interest income	120,840	131,253

Interest Expense
Interest on deposits:
Savings deposits	4,903	8,929
Time deposits	11,954	17,375
Interest on capital securities (1)	3,932	0
Interest on other borrowings	18,352	13,914

Total interest expense	39,141	40,218

Net Interest Income	81,699	91,035
Provision for loan losses	1,085	3,299

Net interest income after provision for loan losses	80,614	87,736

Non-Interest Income
Trust and investment services	2,052	1,069
Insurance fees, commissions and premiums	4,857	1,775
Service charges on deposit accounts	5,485	4,851
Gains on securities transactions, net	6,174	2,139
Fees from loan servicing	2,582	2,268
Gains on sales of loans, net	6,747	1,562
Bank owned life insurance	1,525	1,842
Other	3,903	5,249

Total non-interest income	33,325	20,755

Non-Interest Expense
Salary expense	24,496	22,311
Employee benefit expense	5,298	4,675
Net occupancy expense	8,419	7,603
Amortization of intangible assets	3,055	3,688
Distribution on capital securities (1)	0	3,932
Other	12,860	10,527

Total non-interest expense	54,128	52,736

Income before income taxes	59,811	55,755
Income tax expense	20,475	16,799

Net Income	$39,336	$38,956

Earnings Per Share:
Basic	$0.42	$0.40
Diluted	$0.42	$0.40
Weighted Average Number of Shares Outstanding:
Basic	93,714,747	97,341,393
Diluted	94,300,246	97,925,304

Note: (1)	In accordance with FASB No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, interest costs for mandatorily redeemable preferred capital securities must be classified as interest expense beginning with the third quarter of 2003.

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except per share data)

	Nine Months Ended September 30,
	2003	2002
Interest Income
Interest and fees on loans	$274,579	$276,195
Interest and dividends on investment securities	98,341	113,300
Interest on federal funds sold and other short-term investments	392	1,272

Total interest income	373,312	390,767

Interest Expense
Interest on deposits:
Savings deposits	18,040	25,649
Time deposits	36,125	53,960
Interest on capital securities (1)	3,932	0
Interest on other borrowings	47,604	40,897

Total interest expense	105,701	120,506

Net Interest Income	267,611	270,261
Provision for loan losses	6,095	10,978

Net interest income after provision for loan losses	261,516	259,283

Non-Interest Income
Trust and investment services	6,282	3,439
Insurance fees, commissions and premiums	13,861	3,296
Service charges on deposit accounts	16,444	14,563
Gains on securities transactions, net	12,353	5,103
Fees from loan servicing	7,033	7,182
Gains on sales of loans, net	12,062	4,904
Bank owned life insurance	4,603	5,064
Other	12,549	15,670

Total non-interest income	85,187	59,221

Non-Interest Expense
Salary expense	73,563	64,275
Employee benefit expense	17,496	14,221
Net occupancy expense	25,601	21,598
Amortization of intangible assets	9,430	8,591
Distributions on capital securities (1)	7,864	11,797
Other	38,121	32,121

Total non-interest expense	172,075	152,603

Income before income taxes	174,628	165,901
Income tax expense	59,582	48,449

Net Income	$115,046	$117,452

Earnings Per Share:
Basic	$1.22	$1.19
Diluted	$1.22	$1.18
Weighted Average Number of Shares Outstanding:
Basic	94,053,900	98,546,572
Diluted	94,538,898	99,144,575

Note: (1)	In accordance with FASB No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, interest costs for mandatorily redeemable preferred capital securities must be classified as interest expense beginning with the third quarter of 2003.